UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2025

Two Harbors Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-34506	27-0312904
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Utica Avenue South, Suite 900	St. Louis Park, MN	55416
(Address of Principal Executive Offices)		(Zip Code)

(612) 453-4100

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Exchange on Which Registered:
Common Stock, par value $0.01 per share	TWO	New York Stock Exchange
8.125% Series A Cumulative Redeemable Preferred Stock	TWO PRA	New York Stock Exchange
7.625% Series B Cumulative Redeemable Preferred Stock	TWO PRB	New York Stock Exchange
7.25% Series C Cumulative Redeemable Preferred Stock	TWO PRC	New York Stock Exchange
9.375% Senior Notes Due 2030	TWOD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On September 19, 2025, Two Harbors Investment Corp. (“Two Harbors,” “we,” “our” or “us”) filed a new prospectus supplement with the Securities and Exchange Commission (the “SEC”) relating to the offer and sale of shares of Two Harbors common stock (“Shares“) under the Company’s existing at-the-market equity offering program (the “ATM Program”). The new prospectus supplement was filed as a result of Two Harbors amending and restating the Equity Distribution Agreement with Citizens JMP Securities, LLC (“Citizens”) and entering into a separate Equity Distribution Agreement with BTIG, LLC (“BTIG” and together with Citizens, the “Sales Agents”) (collectively, the “Equity Distribution Agreements”). Pursuant to the Equity Distribution Agreements, Two Harbors may offer and sell up to 15,000,000 Shares from time to time through the Sales Agents.

Sales of the Shares, if any, may be made in negotiated transactions or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange. The Sales Agents will make all sales using commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed upon terms between the Sales Agents and Two Harbors. The Sales Agents will be entitled to total compensation of up to 2% of the gross proceeds from the sale of the Shares sold under the Equity Distribution Agreements.

Two Harbors has agreed to indemnify the Sales Agents against certain specified types of liabilities, including liabilities under the Securities Act, or to contribute to payments that the Sales Agents may be required to make because of those liabilities. The Sales Agents or their respective affiliates have engaged and may in the future engage in various financing, commercial banking and investment banking services with, and have provided and may in the future provide financial advisory services to, Two Harbors and its affiliates for which they have received or may receive customary fees and expenses.

The foregoing description of the Equity Distribution Agreements is not complete and is qualified in its entirety by reference to the entire Equity Distribution Agreements, copies of which are attached hereto as Exhibit 1.1 and Exhibit 1.2, and incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there have been any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description

1.1	Amended and Restated Equity Distribution Agreement, dated September 19, 2025, by and between Two Harbors and Citizens JMP Securities, LLC

1.2	Equity Distribution Agreement, dated September 19, 2025, by and between Two Harbors and BTIG, LLC

5.1	Opinion of Ballard Spahr LLP with respect to the legality of the Shares.

23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1 hereto).

104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.

	By:	/s/ Rebecca B. Sandberg
Rebecca B. Sandberg
Chief Legal Officer and Secretary

Date: September 19, 2025